UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 27, 2025

IVEDA SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-41345	20-2222203
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1744 S. Val Vista, Suite 213 Mesa, Arizona	05204
(Address of Principal Executive Offices)	(Zip Code)

(480) 307-8700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.00001	IVDA	The Nasdaq Stock Market, LLC
Common Stock Purchase Warrants	IVDAW	The Nasdaq Stock Market, LLC

Item 1.01	Entry into a Material Definitive Agreement.

On February 27, 2025, Iveda Solutions, Inc. (the “Company”) entered into an At the Market Offering Agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (the “Sales Agent), pursuant to which the Company may offer and sell, from time to time, through or to the Sales Agent, shares (the “Placement Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), having an aggregate offering price of up to $5,082,431 (the “ATM Offering”). Sales pursuant to the Sales Agreement will be made only upon instructions by the Company to the Sales Agent, and the Company cannot provide any assurances that it will issue any Shares pursuant to the Sales Agreement.

The issuance and sale, if any, of the Placement Shares by the Company under the Sales Agreement will be made pursuant to the Company’s effective “shelf” registration statement on Form S-3 (Registration Statement No. 333-276676) (the “Registration Statement”), the base prospectus contained therein, and a prospectus supplement relating to the ATM offering, dated February 27, 2025.

Under the terms of the Sales Agreement, the Company may sell the Placement Shares by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations to sell the Placement Shares from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s Common Stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company. The Company is not obligated to make any sales of Placement Shares under the Sales Agreement and the Company cannot provide any assurances that it will issue any Placement Shares pursuant to the Sales Agreement. The Company will pay a commission rate of 3% of the gross sales price per share sold and agreed to reimburse the Sales Agent for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000 and have agreed to reimburse the Sales Agents an amount not to exceed $5,000 per due diligence update session conducted in connection with each such date the Company files its Quarterly Reports on Form 10-Q, its Annual Report on Form 10-K and amendments or supplements to the Registration Statement, the accompanying prospectus, or any prospectus supplement. The Company has also agreed pursuant to the Sales Agreement to provide the Sales Agent with customary indemnification and contribution rights.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is included herewith as Exhibit 1.1, and is incorporated herein by reference.

The opinion of the Company’s counsel regarding the validity of the shares of Common Stock that will be issued pursuant to the Sales Agreement and the ATM Prospectus Supplement is also filed herewith as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	At the Market Offering Agreement by and between Iveda Solutions, Inc. and H.C. Wainwright & Co., LLC, dated February 27, 2025

5.1	Opinion of Lucosky Brookman, LLP

23.1	Consent of Lucosky Brookman, LLP (included in Opinion of Lucosky Brookman, LLP filed as Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

IVEDA SOLUTIONS, INC.

Date: March 5, 2025	By:	/s/ David Ly
	Name:	David Ly
	Title:	Chief Executive Officer